Exhibit 99.16

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Marie K. Karpinski, Richard M. Wachterman, Gregory T. Merz, Peter J. Ciliberti, Arthur C. Delibert and Fatima S. Sulaiman, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director of Legg Mason Charles Street Trust, Inc. (the “Fund”), the Fund’s  registration statement on Form N-14 (including any and all amendments thereto), with respect to the Batterymarch U.S. Small Capitalization Equity Portfolio, a series of the Fund, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder; and to file with the United States Securities and Exchange Commission, and the securities regulators of appropriate states and territories, any such registration statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of December, 2008.

/s/ Mark R. Fetting
Mark R. Fetting

/s/ David R. Odenath
David R. Odenath

/s/ Ruby P. Hearn
Ruby P. Hearn

/s/ Arnold L. Lehman
Arnold L. Lehman

/s/ Robin J.W. Masters
Robin J.W. Masters

/s/ Jill E. McGovern
Jill E. McGovern

/s/ Arthur S. Mehlman
Arthur S. Mehlman

/s/ G. Peter O’Brien
G. Peter O’Brien

/s/ S. Ford Rowan
S. Ford Rowan

/s/ Robert M. Tarola
Robert M. Tarola